Exhibit 10.4

STANDARD INDUSTRIAL LEASE OF CALDWELL LAHAYE REAL ESTATE ASSOCIATES

1.

Parties. This Lease, dated, for reference purposes only Nov. 01, 2004, is made by and between David D. Caldwell and Jimmie D. LaHaye (herein called “Lessor”) and Advanced Cellular Technology, Inc. dba Affordable Cars and Trucks (herein called “Lessee”).

2.

Premises.  Lessor hereby leases to Lessee and Lessee lease form Lessor for the term, at the rental, and upon all of the conditions set for the herein, that certain real property situated in the County of Harris, State of Texas, commonly know as 5715 North Freeway, Houston, Texas.  Said real property including land and all improvements thereon, is herein called “the Premises”.

3.	Term.

	3.1	Term. The term of this Lease shall be for sixty (60) months commencing on Nov. 01, 2004 and ending on Oct. 31, 2009, unless sooner terminated pursuant to any provisions hereof.
3.2

Delays in Commencement.  Notwithstanding said commencement date.  If for any reason Lessor cannot deliver possession of the Premises to Lessee on said date, Lessor shall no t be subject to any liability therefore, nor shall such failure affect the validity of this Lease or the obligations of Lessee hereunder or extend the term hereof, but in such case Lessee shall not be obligated to pay rent until possession of the Premises is tendered to Lessee; provided, however, that if Lessor shall not have delivered possession of the Premises within sixty (60) days from said commencement date, Lessee may, at Lessee’s option, by notice of writing to Lessor with ten (10) days thereafter, cancel this Lease, in which event the parties shall be discharged from all obligations hereunder.  If Lessee occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof, such occupancy shall not advance the termination date, and Lessee shall pay rent for such period at the initial monthly rates set forth below.

4.

Rent.  Lessee shall pay to Lessor as rent for the Premises the sum of $7,865.00 per month.  In addition to the monthly specified above, as additional consideration for the Lease, Lessee agrees to pay to Lessor monthly a sum equal to 1/12 of the estimated Insurance coverage (unless Lessee elects to provide the coverage as set forth below).  The montly payments for the Real Property taxes shall be adjusted annually based upon 1/12th of the total Real Property taxes for the prior year.  At the end of each calendar year when actual amounts of taxes are known, if the aggregate monthly payments by Lessee to Lessor shall exceed total Real Property taxes and insurance premiums for the calendar year, Lessor will refund to Lessee such excess; on the other hand if the aggregate monthly payments by Lessee to Lessor shall be less than the combined Reap Property taxes and insurance for the year then Lessee shall within ten (10) days after notice by Lessor pay such deficiency.  Said monthly installments of rent and Real Property taxes and insurance shall became due and payable in advance on the first day of each month of the term hereof.  Lessee shall pay Lessor upon the execution hereof the sum of $ 9,293.00 as rent and Real Property taxes and insurance for the first month of the lease term.  Any partial month shall be prorated.

5.

Delivery and Commencement Dates.  Lessor shall  deliver possession of the Premises to Lessee on or before Nov. 01, 2004 ( the “Delivery Date”).  The rent and other charges hereunder shall commence on Nov. 01, 2004.

6.

Security Deposit.  Lessee shall deposit with Lessor upon execution hereof $ 7,865.00, as security deposit for Lessee’s faithful performance of Lessee’s obligations hereunder.  If Lessee fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Lessor may use, apply or retain all or any portion of said deposit for the payment of any rent or other charge in default, or for the payment of any other sum to which Lessor may become obligated by reason of Lessee’s default, or to compensate Lessor for any loss or damage which Lessor may suffer thereby.  If Lessor so uses or applies all or any portion of said deposit, Lessee shall within ten (10) days after written demand therefore deposit cash with Lessor in an amount sufficient to restore said deposit to the full amount hereinabove stated and Lessee’s failure to do so shall be a material breach of this Lease.  Lessor shall not be required to keep said deposit separate from its general accounts.  If Lessee performs all of Lessee’s obligations hereunder, said deposit, or so much thereof as has not theretofore been applied by Lessor shall be returned, without payment of interest or other increment for its use, to Lessee ( or, at Lessor’s option, to the last assignee, if any of Lessee’s interest hereunder) at the expiration of the tern hereof, and after Lessee has vacated the Premises.  No trust relationship is created herein between Lessor and Lessee with respect to said Security Depost.

7.

Renewal Option.  In the event that Lessee is not then in default under this Lease, it shall have the option to renew this Lease for one (1) successive additional tern of five (5) years, commencing term hereof, as applicable, provided that at least ninety (90) days prior to expiration of the initial term or such renewal term, as applicable, Lessee notifies Lessor in writing of its election to exercise such option to renew.  If Lessee exercises any such renewal option, this Lease, as so renewed, shall be subject to and upon all of the terms, provisions, covenants and conditions contained herein, except that the base rental rate applicable to renewal terms shall be increased to $8,650.00 plus tax and insurance.  Any termination of this Lease shall likewise terminate any unexercised renewal options.

8.

Option to Buy.  Lessee shall have the option to purchase the property for $1,000,000.00, putting down $200,00.00 an a note for $800,00.00  payable in monthly installments at 10% annual rate until not is paid in full.  The amortization term to be determined by mutual agreement.

9.	Environmental.

9.1

Lessee shall assume full responsibility for any and all remedial action required to correct any environmental contamination relating to the Premises, which occurs solely as a result of Lessee’s use and occupancy of the Premises.

9.2

Lessee covenants that it will not use the Premises or permit the Premises to be used iin a manner that would cause (i) the Premises to become a hazardous waste management facility within the meaning of the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901 et seq. or any similar state law, or (ii) a release of threatened release of hazardous substance or solid wastes from the Premises.

9.3

Lessee covenants that it will not dispose or permit the disposal of any solid waste, as that term is defined in the Resource Conservation and Recovery Act of 1976, 42 U.S.C. 6901, et seq., on, above or under the Premises without the prior written consent of Lessor. Lessor’s decision to give or withhold consent will be within the sole discretion of Lessor.
9.4

Lesse agrees to defend, indemnify and hold harmless Lessor, their successors and assigns, from any claim, demand or cause of action asserted against Lessor (including reimbursement of nay associated reasonable attorney’s fees and cost) that arises, directly or indirectly, from the presence of any hazardous waste, hazardous substance, hazardous constituent or other environmental contaminant on, above or under the Premises caused by Lessee’s use and occupancy of the Premises.

9.5

Lessor agrees to defend, indemnify and hold harmless Lessee, their successors and assigns, from any claim, demand or cause of action asserted against Lessee (including reimbursement of nay associated reasonable attorney’s fees and cost) that arises, directly or indirectly, from the presence of any hazardous waste, hazardous substance, hazardous constituent or other environmental contaminant on, above or under the Premises, except for contamination caused by Lessee’s use and occupancy of the Premises.

9.6

Lessee agrees that after the date of occupancy, upon evidence of any hazardous contamination of the Premises caused by Lessee’s use and occupancy of the Premises, Lessee will pay for, or cause to be paid for, a Phase I Environmental study.  If that study indicates any contamination to be present which has been caused by Lessee, Lessee shall, at Lessee’s expense, have the a Phase II Environmental study performed, and shall at Lessee’s expense, have the contamination problem caused by Lessee corrected according to the requirements of the Phase II Environmental Survey and in accordance with applicable Texas Natural Resource Conservation Commission and EPA regulations.

9.7

Lessor will furnish Lessee a Phase I Environmental study showing the property to be free of pollutants together with a  letter from Penske Truck Leasing informing us of the release from the Texas Water Commission.  Lessee shall have the right to obtain an additional Phase I Environmental study performed prior to the Commencement Date of this Lease.  If Lessee finds a substantial exception to the Phase I Environmental study, Lessee will notify Lessor in writing and Lessor will have a reasonable time to correct any deficiency.

9.8

Should any part of these restrictions be deemed illegal, invalid, or unenforceable, it is agreed that these restrictions shall be enforceable to the maximum extent permitted by law and such illegality invalidity or unenforceability of any portion of these restriction shall not affect or lessen the enforceability of remaining portions of these restrictions which are not deemed illegal, invalid, or unenforceable.

	9.9	It is agreed that these Restriction are covenants running with the land, and shall be binding on the undersigned, and all successor owners of the hereinabove described Subject Property.

10.

Maintenance,  Lessor shall at its expense maintain the foundation, roof and the structural soundness of the exterior walls (excluding all windows, window glass, plate glass and all doors) in good repair and condition except damage cause by Lessee or their invitees.

11.

Utilities.  Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes thereon.  If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

12.	HVAC Warranty. Lessor shall cause the HVAC and related equipment on the Premises to be in good working order and repair for a period of thirty (30) days after the

Commencement Date. Any repairs needed by HVAC and related equipment during such thirty (30) day period shall be performed at Lessor’s expense.

13.

Alterations.  Lessee may make such non-material or non-structural alterations, changes and improvements in or upon the Premises and any modifications or improvements to the parking areas on the Premises during the term hereof as it may desire, all at its sole cost, risk, expense, liability, use, occupancy or maintenance f the Premises and all areas appurtenant thereto.  Such insurance shall be a combined single limit policy in an amount not less than $1,000,000.  The policy shall contain cross liability endorsements and shall insure performance by Lessee if the indemnity provisions of this Paragraph.

13.1

Property Insurance.  (a) The insuring party shall obtain and keep in force during the term of this Lease, policy or policies of insurance covering 1055 or damage to the Premises, in the amount of full replacement value thereof, as the same may exist from time to time, which replacement value is now $318,681.00, against all perils included within classification – of fire, extended coverage, vandalism, malicious mischief, special extended perils (all risk). 9b)  If the Lessor is the insuring party, the Lessor will not insure Lessee’s fixtures, equipment or tenant improvements unless the tenant improvements have become part of the Premises under Paragraph 11 hereof.  But if Lessee is the insuring party, the Lessee shall insure its fixtures, equipment and tenant improvements.  Not more frequently than each three years, if, in the opinion of Lessor, the amount of property insurance required hereunder is not adequate, the insuring party shall increase said insurance coverage as required by Lessor.

However, such increase may be more frequent than each three years if required by the insurance carrier in order to maintain insurance for the full replacement value of the Premises.

14.

Waiver of Subrogation.  Lessee and Lessor each hereby waive any and all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control to the extent that such loss or damage is insured against under any insurance policy in force at the time of such loss or damages.  The insuring party shall, upon obtaining the policies of insurance required hereunder give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in the Lease.

15.

Indemnity.  Lesee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee’s use of the Premises, or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee on or about the Premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of nay obligations on Lessee’s part to be performed under the terms of this Lease, or arising from any negligence of the Lessee or any of Lessee’s agents, contractors or employees and from and against all cost, attorney’s fees, expenses and liabilities incurred in the defense of any such claim or any action or proceeding brought thereon and in case any action or proceeding be brought against Lessor by reason of such claim.  Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel satisfactory to Lessor.  Lessee, as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to person, in, upon or about the Premises arising from any cause and Lessee hereby waives all claims in respect thereof against Lessor.

16.

Exemption of Lessor from Liability. Lessee hereby agrees that Lessor shall not be liable for injury to Lessee’s business or any loss of income there from or for damage to the goods, wares, merchandise or other property of Lessee.  Lessee’s employees, invitees, customers or nay other person in or about the Premises nor shall Lessor be liable for injury to the person of Lessee.  Lessee’s employees, agents or contractors, whether such damage or injury is cause by or result from fire, steam, electric, gas, water or rain or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether the said damage or injury results from condition arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Lessee.  Insurance carrier to be approved by Lessor and the policy endorsed to state Lessor’s interest.

17.

Compliance.  Lessor shall cause the Premise to comply with all laws, orders and requirements of all governmental entities as of the Commencement Date of this Lease. Lessee will be responsible during the term of the lease and hold Lessor harmless from non-compliance.

18.

Lessor’s Liens.  Lessor hereby waives any and all statutory or contractual Lessor’s liens covering any of Lessee’s property from time to tome located on the Premises. Lessee agrees not to encounter Lessor’s interest.

19.

Signs. Lessee shall have the right to install signage which is the maximum allowed by the applicable governmental regulations and ordinances. Lessor will use its reasonable effort, at no cost and expense to Lessor, to fully cooperate with Lessee in filing any required signage application permit and/or variance for said signage or with respect to the Premises generally.

20.	Condemnation. If 25% or more of the frontage area of the Premises is taken by eminent domain, Lessee shall have the right to terminate the Lease.

21.

Sublease. Lessee shall have the right to assign the Lease and to sublease all or any portion of the Premises with the prior consent of Lessor, which consent shall not be unreasonable withheld, conditioned or delayed. Lessor shall deliver its approval or disapproval (including specific reasons for such disapproval) within five (5) days after Lessor receives Lessee’s request in writing.

22.	Acceleration. Notwithstanding any provision contained in the Lease to the contrary, Lessor shall never be entitled to accelerate the rent due under the Lease as a result of a default by Lessee.

23.

Condition to Lessee’s Obligation. Lessee’s obligations (including the obligation to pay rent) under this Lease are expressly conditioned upon Lessee’s obtaining a Certificate of Occupancy for the Premises.

24.

Reasonableness.  Notwithstanding any provision contained in the Lease to the contrary, Lessor shall always be required to act reasonably in exercising any of its rights, approvals or discretion under this Lease.

25.

Fixtures.  All fixtures (including light fixtures) installed by Lessee in the Premises shall remain the sole property of Lessee, and upon termination of this lease, Lessee shall have the right to remove same.

26.	Use. The Premises shall be used and occupied only for used car dealership and related business.

27.

Late Charge.  Lessee hereby acknowledges that late payment by Lessee to Lessor of rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs, include but are not limited to , processing and accounting charges and late charges which may be imposes on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Lessee shall not be received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due. Lessee shall pay to Lessor a late charge equal of 6 % of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted hereunder.

28.

Notices.  Any notice required pr permitted to be given hereunder shall be in writing and may be given by personal delivery or by certified mail, and if given personally or by mail, shall be deemed sufficiently given if addressed to Lessee or to Lessor at the address noted below the signature of the respective parties, as the case may be. Either party may by notice to the other specify a different address for notice purposes except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such parties at such address as Lessor may from time to time hereafter designate by notice to Lessee.

29.

Holding Over.  If Lessee remains in possession of the Premises or any part thereof after the expiration of the term hereof without the express written consent of Lessor, such occupancy shall be a tenancy from month-to-month at a rental in the amount of the last rental plus all other charges payable hereunder, and upon all the terms hereof applicable to a month-to-month tenancy.

30.	Choice of Law. This lease shall be interpreted under the laws of the State of Texas.

31.

Lessor’s Access.  Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times for the purpose of inspecting the same, showing the same to prospective purchasers, or lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises or to the building of which they are a part as Lessor may deem necessary or desirable. Lessor may at any time place on or about the Premises any ordinary “For Sale” signs and Lessor may at any time during the last 120 days of the term hereof place on or about the Premises any ordinary “For Lease” signs, all without rebate of rent or liability to Lessee.

32.	Default Remedies.

	32.1	Defaults. The occurrence of any one or more of the following events shall constitute a material and breach of this Lease by Lessee.
		(a)	The vacating or abandonment of the Premises by Lessee.
(b)

The failure by Lessee to make any payment of rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of three days after written notice thereof from Lessor to Lessee.

(c)

The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of (30) days are reasonably required for its cure, then period and thereafter diligently pursues such cure to completion.

(d)

(I) The making by Lessee of any general assignment or general arrangement for the benefit of creditors; (ii) the filing by or against Lessee of a petition to have Lessee adjudged a bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within (60) days: (iii) the appointment of a trustee of receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within 30 days.

(e)

The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, and subtenant of Lessee, any successor in interest of Lessee or any guarantor of Lessee’s obligations, hereunder, and any of them, was materially false.

32.2

Remedies.  In the event of any such material default or breach by Lessee, Lessor may at any time thereafter, with our without notice or demand and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such default or breach:

(a)

Terminate Lessee’s right to possession of the Premises by any lawful means, in which case the Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including but not limited to, the cost of recovering possession of the Premises; expenses of relating, including necessary renovation and alteration of the Premises, reasonable attorney’s fees, and any real estate commission actually paid; the worth at the time of award by the court having jurisdiction thereof of the amount by which the unpaid rent for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Lessee proves could be reasonably avoided; that portion of the leasing commission paid by Lessor pursuant to Paragraph 15 applicable to the unexpired term of this Lease.

		(b)	Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the

Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the rent as it becomes due hereunder.
	(c)	Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State in which the Premises are located.

32.

Utilities.  Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services supplied to the Premises, together with any taxes hereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion to be determined by Lessor of all charges jointly metered with other premises.

33.	Time of Essence. Time is of the essence.

EXECUTED at __________________________        _____________________________
                                                                                    David Caldwell

On ____________________________________       ______________________________
                                                                                    Jimmie D. LaHaye

Address            923 Epperson Way                                11648 Village Place
                        Sugarland, TX 77479                             Houston, TX 77077

EXECUTED at __________________________        Advanced Cellular Technology, Inc.

On ____________________________________       By ___________________________

                                                                                    By ___________________________